UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                           FBL Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                            FBL FINANCIAL GROUP, INC.
                                 PROXY STATEMENT

                           FBL FINANCIAL GROUP, INC.
                             5400 UNIVERSITY AVENUE
                           WEST DES MOINES, IA 50266

                            NOTICE OF ANNUAL MEETING

Dear Shareholder:

     On Wednesday, May 14, 2003, FBL Financial Group, Inc. will hold its 2003 Annual Meeting of Shareholders at the auditorium of our corporate headquarters, 5400 University Avenue, West Des Moines, Iowa. The meeting will begin at 9:00 a.m. Central Daylight Time.

     Only shareholders who owned stock at the close of business on March 14, 2003 can vote at this meeting or any adjournments that may take place. At the meeting we will:

     1.   Elect a Board of Directors;

     2. Consider an amendment to the 1996 Class A Common Stock Compensation Plan which would increase the amount of options annually granted to our non-employee directors;

     3. Consider an amendment to the Articles of Incorporation which would conform the director indemnification provisions to recent changes in Iowa law;

     4.   Approve the appointment of our independent auditors for 2003; and

     5.   Attend to other business properly before the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOUR PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

     At the meeting we will also report on FBL's 2002 business results and other matters of interest to shareholders.

     Enclosed with the mailing of this Proxy Statement is the 2002 Annual Report to Shareholders, which includes the 2002 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The approximate date of mailing for this proxy statement, plus the proxy cards and Annual Reports, is March 21, 2003.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Jerry C. Downin

                                              Jerry C. Downin
                                              Senior Vice President,
                                              Secretary and Treasurer

March 21, 2003

                           FBL FINANCIAL GROUP, INC.
                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                             -----
Questions and Answers ....................................................     3

Proposals You May Vote On ................................................     6

 1. Election of Class A Directors ........................................     6

 2. Approval of the Amendments to the 1996 Class A

    Common Stock Compensation Plan .......................................     6

 3. Approval of Amendments to Our Articles of Incorporation ..............     7

 4. Approval of the Appointment of Independent Auditors ..................     9

Nominees for the Board of Directors ......................................    10

Further Information Concerning the Board of Directors ....................    14

Directors' Compensation and Benefits .....................................    16

Stock Ownership of Directors and Executive Officers ......................    17

Executive Officers .......................................................    18

Executive Compensation ...................................................    21

Board Committee Report on Executive Compensation .........................    25

Report of the Audit Committee ............................................    29

Performance Graph ........................................................    30

Certain Relationships and Related Party Transactions .....................    31

Section 16(a) Beneficial Ownership Reporting Compliance ..................    34

Appendix A -- Audit Committee Charter


                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
1.     Q:     WHAT MAY I VOTE ON?

       A:     1) the election of three nominees to serve as Class A directors on our Board of Directors;

              2) the approval of an amendment to the 1996 Class A Stock
                 Compensation Plan that will increase the number of options annually granted to our non-employee directors from 1,000 to 4,000;

              3) the approval of amendments to the Articles of Incorporation that will update the indemnification provisions for directors to match recent changes in Iowa law; and

              4) the approval of the appointment of our independent auditors for
                 2003.
--------------------------------------------------------------------------------
2.     Q:     HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

       A:     The board recommends a vote FOR each of the nominees for Class A directors, FOR the Class A Stock Compensation Plan amendment, FOR the amendment to the Articles of Incorporation and FOR the appointment of Ernst & Young LLP as independent auditors for 2003.
--------------------------------------------------------------------------------
3.     Q:     WHO IS ENTITLED TO VOTE?

       A:     Shareholders as of the close of business on March 14, 2003 (the record date) are entitled to vote at the annual meeting.
--------------------------------------------------------------------------------
4.     Q:     HOW DO I VOTE?

       A:     Sign and date each proxy card you receive and return it in the pre-paid envelope. Or, depending on the form of proxy card or voting instruction card you receive, you may follow directions on the card to cast your vote by telephone or over the internet. If you return your signed proxy card but do not mark the box as showing how you wish to vote, your shares will be voted FOR the four proposals. Regardless of the method of voting you use, you have the right to revoke your proxy at any time before the meeting by: 1) notifying FBL's corporate secretary, 2) voting in person, or 3) returning a later dated proxy card.
--------------------------------------------------------------------------------
5.     Q:     WHO WILL COUNT THE VOTE?

       A:     Mellon Investor Services, LLC (Mellon), our transfer agent, will receive the proxy cards and tabulate the results. This report will be verified by an employee of our legal department who will act as the inspector of election.
--------------------------------------------------------------------------------
6.     Q:     IS MY VOTE CONFIDENTIAL?

       A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Mellon. They are forwarded to us after the meeting. We do not receive any identifying information regarding how employees vote Class A shares held in their 401(k) accounts.

--------------------------------------------------------------------------------
 7.    Q:     WHAT SHARES ARE INCLUDED IN THE PROXY CARDS?

       A: The shares on your proxy cards represent all of your shares, including those in FBL's Direct Stock Purchase and Dividend Reinvestment Plan. Shares held in custody by Wells Fargo for the 401(k) plan for employees are represented by a separate voting instruction card. If you do not return your proxy cards, your shares will not be voted. If employees do not return their voting instruction card, their shares in the 401(k) plan will be voted in proportion to the votes instructed by other employees.

--------------------------------------------------------------------------------
 8.    Q:     WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

       A:     If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all proxy cards to insure that all your shares are voted. We encourage you to have all accounts registered in the same name and address
              (whenever possible). You can accomplish this by contacting our transfer agent, Mellon, at (866) 892-5627. Employees will receive a separate voter instruction card for shares in the 401(k) plan, in addition to a proxy card for any shares owned directly by employees.
--------------------------------------------------------------------------------
 9.    Q:     HOW MANY SHARES CAN VOTE?

       A:     As of the record date, March 14, 2003, 26,637,537 shares of Class
              A common stock, 1,192,990 shares of Class B common stock,
              5,000,000 shares of Series B preferred stock and 3,411,000 shares of Series C preferred stock were issued and outstanding. Every shareholder of common stock and of Series C preferred stock is entitled to one vote for each share held. Each share of Series B preferred stock is entitled to two votes. In summary, there were a total of 41,241,527 eligible votes as of the record date. The
              Class A common shareholders and the Series B and Series C
              preferred shareholders vote together to elect the Class A
              directors; the Class B common shareholders elect the Class B directors, and all shareholders vote on other proposals.
--------------------------------------------------------------------------------
10.    Q:     WHAT IS A "QUORUM"?

       A: A "quorum" is a majority of the outstanding shares that may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

--------------------------------------------------------------------------------
11.    Q:     WHO CAN ATTEND THE ANNUAL MEETING?

       A: Your directors and management look forward to personally greeting any shareholders who are able to attend. However, only persons who were shareholders on March 14, 2003 can vote.

--------------------------------------------------------------------------------
12.    Q:     HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

       A: Although we do not know of any business to be conducted at the 2003 annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy card gives authority to Craig Lang, FBL's Chairman, and Bill Oddy, FBL's Chief Executive Officer, to vote on such matters at their discretion.

--------------------------------------------------------------------------------
13.    Q:     WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

       A:     Iowa Farm Bureau Federation is the principal shareholder as of
              March 14, 2003. It owned 14,964,157 shares of Class A common stock
              (56.2% of that class), 761,855 shares of Class B common stock
              (63.9% of that class), and 5,000,000 shares of Series B preferred stock (100% of that class). Farm Bureau Mutual Insurance Company
              (Farm Bureau Mutual) held 213,590 shares of Class B common, being
              17.9% of that class. Both Iowa Farm Bureau Federation and Farm
              Bureau Mutual share our corporate headquarters' address, 5400
              University Avenue, West Des Moines, Iowa 50266. In addition, The
              Kansas Farm Bureau, 2627 KFB Plaza, Manhattan, KS 66502, owns
              3,411,000 shares of the Series C preferred stock (100% of that class), and Dimensional Fund Advisors Inc., 1299 Ocean Avenue,
              11th Floor, Santa Monica, CA 90401, has stated that funds it advises or manages own 1,651,800 shares of Class A common stock,
              6.2% of that class.
--------------------------------------------------------------------------------
14.    Q:     HOW ARE THE CLASS B DIRECTORS ELECTED?

       A.     Only Farm Bureau organizations may own Class B common stock. Farm
              Bureau federations or their affiliates in 15 midwestern and western states own Class B shares. All of the Class B owners have agreed they will vote to elect the president of each of the 15 state Farm Bureau federations as Class B directors. The agreement also requires the CEO and two other officers designated by the
              Chairman to be elected as Class B directors, and provides, in essence, that the president of the Iowa Farm Bureau Federation will be the Chairman as long as that organization retains more than 50% of the Class B shares.
--------------------------------------------------------------------------------
15.    Q:     WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
              DUE?

       A:     All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Jerry C.
              Downin, Senior Vice President, Secretary and Treasurer, FBL
              Financial Group, Inc., 5400 University Avenue, West Des Moines,
              Iowa 50266 by December 1, 2003. Additionally, FBL's advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2004 annual meeting must be submitted to the Corporate Secretary at the above address by a date that is not less than 45 days before the first anniversary of mailing of this year's proxy statement. That notice needs to be accompanied by the name, residence and business address of the nominating shareholder, a representation that the shareholder is a record holder of FBL shares or holds FBL shares through a broker and the number and class of shares held, and a representation that the shareholder intends to appear in person or by proxy at the
              2004 annual meeting to present the proposal.
--------------------------------------------------------------------------------
16.    Q:     CAN A SHAREHOLDER NOMINATE SOMEONE AS A DIRECTOR OF THE COMPANY?

       A: As a shareholder, you may recommend any person as a nominee for Class A director. Nominations for Class B directors are governed by an agreement between all the holders of Class B common stock. Directors, officers and employees of any Farm Bureau organization are not eligible to be Class A directors. Recommendations are made by writing to the Secretary of the Company not less than 45 days prior to the first anniversary of the mailing of this year's proxy statement. Your notice needs to set forth your name and address, and the name, address, age and principal occupation or employment of the person to be nominated, a representation that you are a record holder of Class A common stock, and intend to appear in person or proxy at the meeting to nominate the person specified, the number and class of shares you own, and the number and class of shares, if any, owned by the nominee. You also need to describe any arrangements between you and the nominee and other information as required by the Securities Exchange Act, including the nominee's written consent to being named in a proxy statement and to serve as a director if nominated.

                           PROPOSALS YOU MAY VOTE ON

1. ELECTION OF CLASS A DIRECTORS.

     There are three nominees for election as Class A directors, to be elected by the vote of the Class A shareholders and holders of the Series B and Series C preferred stock, voting together as a single class. There are 18 nominees for election as Class B directors. They are elected by a vote of the Class B shareholders. Detailed information on each nominee is in the following pages. All directors are elected annually, and serve a one year term until the next annual meeting. If any director is unable to stand for election, the Board will designate a substitute. In that case, proxies voting on the original director candidate will be cast for the substituted candidate.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2. APPROVAL OF AMENDMENTS TO THE 1996 CLASS A COMMON STOCK COMPENSATION PLAN.

     Approval of this Item 2 would result in an increase in annual grants of nonqualified options from 1,000 shares to 4,000 shares of Class A common stock to each of the non-employee directors. Each non-employee director of the Company's first tier subsidiaries would continue to receive annual options to purchase 1,000 shares. Section 11 of the 1996 Stock Option Plan was amended in 2000 to approve a formula which grants each non-employee director, annually, options to purchase 1,000 shares. That approval followed the Board's conclusion that an ongoing program of option grants would assist in continuing to align the interests of directors with shareholders.

     The amendment proposed at this time will increase the formula grant to an option for 4,000 shares for each of the non-employee directors, and retain the formula grant at 1,000 shares for the non-employee first tier subsidiary directors. The time demands on the directors have increased as corporate governance standards under the Sarbanes Oxley Act and SEC regulations have recently been amended and strengthened. We have also increased the annual financial compensation of our directors to encourage the retention and recruitment of qualified Class A and Class B directors.

     The options are immediately exercisable, have an exercise price equal to the closing market price of the stock on the date of grant, and expire the earlier of ten years from the date of grant or three years from completion of the person's service as a non-employee director. In year 2003, the non-employee directors did receive at January 15 an option grant for 1,000 shares. They would be issued an option grant for an additional 3,000 shares on the date of shareholder approval, to reach the 4,000 number in 2003. In future years, all of the options would be issued January 15, which is the date the Company generally issues options to employees.

     The increased grant to the non-employee directors applies to a group of 18 persons. Annual grants of options for 1,000 shares under the formula apply to a group of approximately 10 persons who are non-employee directors of the two first tier subsidiaries, Farm Bureau Life Insurance Company (Farm Bureau Life) or FBL Financial Services, Inc. Persons serving on more than one of these boards will only receive one annual grant. We expect that after this amendment, options will be granted covering approximately 82,000 shares per year under this authority, including 72,000 to the persons who are the non-employee directors of the Company.

     YOUR BOARD UNANIMOUSLY RECOMMENDS YOUR VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 CLASS A STOCK COMPENSATION PLAN.

3. APPROVAL OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION REGARDING DIRECTOR LIABILITY AND INDEMNIFICATION RIGHTS.

GENERAL
     A recent change in the Iowa Business Corporation Act, under which we are organized, requires that a corporation organized under that Act amend its articles of incorporation if it wishes to retain a director liability shield comparable to the provisions authorized by prior law and contained in Article VII of our Articles of Incorporation. Another recent change in the Iowa Business Corporation Act authorizes indemnification of directors under the same circumstances that the new director liability shield provides, if the indemnification provision is contained in the corporation's articles of incorporation. We propose to eliminate the director liability shield provision contained in Article VII of our Articles of Incorporation, and to replace it with a director liability shield and indemnification provision based on the new law.

THE AMENDMENTS
     We propose that the first sentence of Article VII of our Articles of Incorporation be deleted and the following director liability shield provision be substituted in its place:

       "A director of this Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 490.833 of the Code of Iowa; and
   (4) an intentional violation of criminal law."

     We propose that the following sentence be added following the first sentence of Article VIII of our Articles of Incorporation relating to director indemnification:

       "An Indemnitee shall be indemnified by the Corporation for any action taken, or failure to take any action, as a director, except liability for
   (1) receipt of a financial benefit to which the person is not entitled; (2) an intentional infliction of harm on the Corporation or its shareholders;
   (3) a violation of section 490.833 of the Code of Iowa; and (4) an intentional violation of criminal law."

REASONS FOR THE AMENDMENTS
     The first sentence of Article VII of our current Articles of Incorporation shields directors from liability to the corporation or its shareholders for money damages except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (3) for any transaction from which the director derives an improper personal benefit or (4) for unlawful distributions. The language of these four exceptions was identical to the language authorized pursuant to the terms of
Section 832 of the Iowa Business Corporation Act.

     Effective as of January 1, 2003, Section 832 of the Iowa Business Corporation Act, on which the first sentence of Article VII was based, has been repealed, and the concept formerly contained in Section 832 has been modified and set forth at Section 202(d) of the Iowa Business Corporation Act. Section 202(d) authorizes inclusion of a director liability shield in a corporation's articles of incorporation with the same exceptions that are contained in the proposed amendment to Article VII, set forth above.

     The repeal of Section 832 raises concerns whether the existing language in
Article VII of our Articles of Incorporation is legally effective after January 1, 2003. The proposed amendment is necessary in order to eliminate this uncertainty, and to preserve a shield from director liability which conforms to applicable Iowa law.

     Also effective January 1, 2003, the Iowa Business Corporation Act was amended by authorizing the inclusion of a provision in articles of incorporation permitting or making obligatory the indemnification of a director for liability, for any action taken, or any failure to take any action, as a director, except liability for: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) unlawful distributions, and (4) an intentional violation of criminal law.

     The new Iowa provisions relating to director liability and indemnification address and eliminate certain ambiguities found in the prior law and clarify the nature and extent of the liability shield and related indemnification intended.

     The new provisions attempt a more precise definition of the actions and failures to act which cannot be shielded. These replace the concepts of "breach of fiduciary duty as a director", "breach of the director's duty of loyalty", and "acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law". Each of these concepts has been widely used, but is not defined in the Iowa Business Corporation Act, or in many other comparable laws, and are subject to widely divergent interpretations. In place thereof, the new provision disallows the shield for liability and right of indemnification for "an intentional infliction of harm on the corporation or the shareholders" or "an intentional violation of criminal law".

     The new provisions clarify the scope of the director liability shield and indemnification rights and render them less susceptible to dispute and litigation. Adoption of the proposed amendments will be beneficial to us in our efforts to retain directors, and to attract more independent directors to serve on our Board of Directors in the future.

PRINCIPAL EFFECT OF APPROVAL OR DISAPPROVAL.
     If the shareholders approve Proposal 3, directors and director candidates will be assured that there is a director liability shield in place, notwithstanding the repeal of the statutory provisions which supported the existing director liability shield.

     If the shareholders approve the Proposal, directors will have clearer and increased protection from liability and clearer and greater indemnification rights than if the Proposal is rejected.

     If the shareholders do not approve the Proposal, the effectiveness of the current director liability shield will be in doubt, and the directors will not have the benefit of the clearer and greater liability shield and indemnification rights. Consequently, we may have greater difficulty retaining and recruiting the most qualified directors.

IMPLEMENTING PROPOSAL 3.
     If the shareholders approve this Proposal, we will promptly file articles of amendment reflecting the terms of the amendments with the Iowa Secretary of State and the amendments will then be effective. Additionally, we expect the Board of Directors to adopt changes to the Bylaws at its May 2003 meeting, to conform the Bylaws to these and other changes in the Iowa Business Corporation Act.

VOTE REQUIRED.
     The amendments to our Articles of Incorporation set forth in this Proposal require the approval of the holders of our Class A Common shares, Series B Cumulative Voting Preferred shares and Series C Voting Preferred shares voting together as a single class, and the approval of the holders of our Class B Common shares voting as a separate class. Approval requires the existence of a quorum of each voting group consisting of more than 50% of the shares in the group, and more votes for the amendments than against the amendments within each voting group.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THESE AMENDMENTS TO THE ARTICLES OF INCORPORATION.

4. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. The audit committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent auditors for 2003 subject to your approval. Ernst & Young LLP provided audit and other services during 2002 and 2001 for fees totaling $715,000 and $767,000, respectively. This included the following fees:

     Audit Fees: $587,000 and $497,000, respectively, for the annual audit of the Company's consolidated financial statements and review of interim financial statements in the Company's Reports on Form 10-Q.

     Audit Related Fees: $45,000 and $73,000, respectively, primarily for employee benefit plan audits.

     Tax Fees: $83,000 and $197,000, respectively, for tax compliance, tax consulting and tax planning.

     The Company's policy as reflected in the Audit Committee Charter approved by the Board of Directors in March 2003, appended hereto as Appendix A, is that all fees for services provided by the Company's independent auditors must be approved in advance by the Audit Committee or a member thereof, provided the entire committee is kept informed. Previously, the Company's policy was that nonaudit services with a fee exceeding a threshold amount that was determined annually, had to be preapproved by the Audit Committee. The Audit Committee reviews with Ernst & Young LLP whether the non-audit services to be provided are compatible with maintaining their independence. Permissible non-audit services are usually limited to fees for tax services, accounting assistance or audits in connection with acquisitions, and other services specifically related to accounting or audit matters such as audits of employee benefit plans.

     Representatives of Ernst & Young LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2003.

     Abstentions or votes withheld on any of the proposals will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast.

                      NOMINEES FOR THE BOARD OF DIRECTORS

NOMINEES FOR CLASS A DIRECTOR

     JERRY L. CHICOINE retired effective January 1, 2001 as Chairman and Chief Executive Officer of Pioneer Hi-Bred International, Inc. He had served in those capacities since 1999, and was Pioneer's Executive Vice President and Chief Operating Officer since 1997. From 1988 to 1997 he had served as Senior Vice President and Chief Financial Officer. He was named a director of Pioneer Hi-Bred in March 1998. He was a partner in the accounting firm of McGladrey & Pullen from 1969 to 1986. Mr. Chicoine is a lawyer and a certified public accountant. He is also a member of the board of directors of Color Converting, Inc., Iowa Health Systems, On With Life, Inc. and The Weitz Company. Mr. Chicoine is the chair of our Audit Committee, and has been designated by the Board of Directors as our "audit committee financial expert."
MEMBER: Audit, Budget, and Compensation Committees
CLASS A DIRECTOR SINCE 1996 Age:  60

     JOHN W. CREER has been President and Chief Executive Officer of Farm Management Company, the agricultural real estate holding and management company wholly owned by the Church of Jesus Christ of Latter-day Saints (Mormon), since 1980. As such he is responsible for management of a substantial multi-national resource. He is also Secretary of the worldwide church's Investment Policy Committee. In addition, he serves on the Utah State School and Institutional Trust Lands Board of Trustees. Mr. Creer is a lawyer and received a doctorate of laws degree from the University of Munich.
MEMBER: Audit, Budget, and Class A Nominating Committees
CLASS A DIRECTOR SINCE 1996 Age:  63

     JOHN E. WALKER retired January 1, 1996 from Business Men's Assurance
(BMA), Kansas City, Missouri, where he had been the Managing Director of Reinsurance Operations since 1979. He had been a member of the board of directors of BMA for 11 years before his retirement, and a member of its executive committee. Mr. Walker is also a director and member of the audit and deferred compensation committees of LabOne, Inc., Lenexa, Kansas, a publicly traded blood and urine testing business.
MEMBER: Audit, Compensation, and Class A Nominating Committees
CLASS A DIRECTOR SINCE 1996 Age:  64


NOMINEES FOR CLASS B DIRECTOR

     CRAIG A. LANG is the Chairman of the Board. He has been a director of the Iowa Farm Bureau Federation since 1992 and its vice president for six years beginning in 1995. He has been a director of Farm Bureau Mutual and Farm Bureau Life Insurance Company (Farm Bureau Life) since 1993. In December 2001 he was elected President of the Iowa Farm Bureau Federation and director and president of its subsidiary, Farm Bureau Management Corporation (Management Corp.). He was also then named president of Farm Bureau Mutual and Farm Bureau Life, a director and president of EquiTrust Life Insurance Company (EquiTrust Life), and a director of Western Agricultural Insurance Company (Western Ag). In January 2003 Mr. Lang was elected to the Board of Directors of the American Farm Bureau Federation. Mr. Lang has farmed since 1973 in partnership with his father and brother on 1,000 acres near Brooklyn, Iowa where they have a 400 head dairy operation.
MEMBER: Executive and Compensation Committees
CLASS B DIRECTOR SINCE 2001 Age:  51

     WILLIAM J. ODDY, FSA, was elected Chief Executive Officer of FBL and of Farm Bureau Mutual and their major operating subsidiaries, and a Class B Director, effective March 1, 2000. Mr. Oddy is also chairman of the board of National Travelers Life Company and a director of Berthel Fisher & Company, Berthel Fisher & Company Financial Services and American Equity Investment Life Insurance Company. Mr. Oddy has been employed by FBL and its affiliates since 1968, and prior to becoming CEO served as Chief Operating Officer from 1993 to 1997, and Executive Vice President and General Manager of the Company's life insurance subsidiaries since 1997.
MEMBER: Executive and Investment Committees
CLASS B DIRECTOR SINCE 2000 Age:  58

     JERRY C. DOWNIN is Senior Vice President, Secretary and Treasurer of FBL and of Farm Bureau Mutual and their major operating subsidiaries. He is Executive Director, Secretary and Treasurer of the Iowa Farm Bureau Federation, and Vice President and Treasurer of Management Corp. He was elected to all of those positions in March 2000. Mr. Downin has been employed by the Iowa Farm Bureau Federation since 1968. He has previously worked for the federation as Director of Organization, Director of Public Affairs, State Legislative Director, Director of Environmental Affairs and Regional Manager. He serves on the Board of Directors of Children and Families Services of Iowa and the Iowa Taxpayers Association.
MEMBER: Executive Committee
CLASS B DIRECTOR SINCE 2000 Age:  61

     CRAIG D. HILL is Vice President of the Iowa Farm Bureau Federation and has served on its board of directors since 1989. He is chairman of its state resolutions committee. He has served on the boards of Farm Bureau Life and Farm Bureau Mutual since 1989, and in 2001 was named to the board of GROWMARK, a multi state regional cooperative. Mr. Hill farms 1,200 acres of row crops and has a 260 sow farrow-to-finish hog operation near Milo, Iowa.
MEMBER: Executive Committee
CLASS B DIRECTOR SINCE 2002 Age:  47

     HOWARD D. (DAN) POULSON is the First Vice Chair. He has been President and Administrator of the Wisconsin Farm Bureau Federation and President of its affiliated companies, including Rural Mutual Insurance Company, since August 1991. He has served on the board of directors of Wisconsin Farm Bureau since 1969, and is also a director of the American Farm Bureau Federation. He was appointed to the State of Wisconsin Department of Natural Resources Board in October 1995. Mr. Poulson is also a director of Farm Bureau Life. He operates a 250 acre grain farm near Palmyra in Jefferson County, Wisconsin.
MEMBER: Executive, Compensation and Class B Nominating Committees
CLASS B DIRECTOR SINCE 1994 Age:  66

     KAREN J. HENRY is the Second Vice Chair. She was elected as President of the Wyoming Farm Bureau Federation in 1994, after having served as a director since 1992, and is also a director of American Farm Bureau Federation and American Farm Bureau Insurance Services, Inc. Ms. Henry is a director and President of Mountain West Farm Bureau Mutual Insurance Company and a director of Farm Bureau Life and Western Ag. She is involved in a family ranch and cattle operation.
CLASS B DIRECTOR SINCE 1994 Age:  56

     ERIC K. AASMUNDSTAD became a Class B Director in February 2000 after being elected President of the North Dakota Farm Bureau Federation in late 1999. He joined its board of directors, and the board of NODAK Mutual Insurance Company, in 1997. He is also a director of Farm Bureau Life, Western Ag and FB Bancorp. Mr. Aasmundstad farms 4,000 acres near Devils Lake, North Dakota, raising wheat, durum barley, flax, pinto and navy beans, and confectionery sunflowers. He also owns a custom harvest business operating in six states.
CLASS B DIRECTOR SINCE 2000 Age:  44

     STEVE L. BACCUS became a Class B Director in May 2002 after being named President of the Kansas Farm Bureau Federation. He is also Chairman of the Board of Directors of Farm Bureau Mutual. His family farm in Ottawa County, Kansas produces wheat, milo, soybeans, sunflower and irrigated corn. Mr. Baccus earned bachelors and masters degrees in psychology from Washburn University and Chapman College, respectively.
MEMBER: Executive Committee
CLASS B DIRECTOR SINCE 2002 Age:  53

     O. AL CHRISTOPHERSON has been President of the Minnesota Farm Bureau Federation since December 1988 and is also a director of Farm Bureau Life, Farm Bureau Mutual and American Agricultural Insurance Company (American Ag). Mr. Christopherson is also a director of the American Farm Bureau Federation and serves on a number of agricultural boards including the Agricultural Utilization and Research Institute. Mr. Christopherson is a diversified grain and livestock farmer from Pennock, Minnesota, where he operates an 1,800 acre family farm, raising hogs, corn, soybeans, and wheat.
MEMBER: Compensation and Class A Nominating Committees
CLASS B DIRECTOR SINCE 1994 Age:  62

     KENNY J. EVANS is President and a director of the Arizona Farm Bureau Federation. Mr. Evans, a farmer, corporate executive and business owner, is also a former Chairman of the National Agricultural Labor Advisory Committee and a former Chairman of the Arizona Commission of Agriculture and Horticulture. He is a director and President of Western Ag, and a director of Farm Bureau Life and FB Bancorp.
MEMBER: Budget Committee
CLASS B DIRECTOR SINCE 1994 Age:  57

     ALAN L. FOUTZ became President of the Colorado Farm Bureau Federation and of Colorado Farm Bureau Mutual Insurance Company in December 2000. He has served on the Board of the Colorado Farm Bureau Federation since 1986, and had been serving as vice president of both organizations since 1992. He is also a director of Farm Bureau Life and Western Ag. He farms 2,500 acres of wheat, no-till sunflowers and millet using continuous farming systems, near Akron, Colorado. Dr. Foutz received B.S. and M.S. degrees in agronomy from Colorado State University and a Ph.D. in agronomy and plant genetics from the University of Arizona. He taught in the crop science department at California Polytechnic State University, San Luis Obispo, for nine years before returning to the family farm.

MEMBER: Budget Committee
CLASS B DIRECTOR SINCE 2001 Age:  56

     LELAND J. HOGAN became a Class B Director in December 2001, and a director of Farm Bureau Life and Farm Bureau Mutual, following his election as President of the Utah Farm Bureau Federation in November 2001. Mr. Hogan runs a cow/calf and alfalfa cubing operation in Stockton, Utah. He was Vice President of the Utah Farm Bureau Federation from 1994 to 2000, and served on its board of directors from 1983 to 1996. Mr. Hogan was a County Commissioner in Tooele County, Utah from 1986 through 1994 and has also been a member of the Utah Committee of Consumer Services (Utah Advocacy Agency).
MEMBER: Class B Nominating Committee
CLASS B DIRECTOR SINCE 2001 Age:  53

     RICHARD G. KJERSTAD and his family have extensive farming and cattle ranching operations in western South Dakota. Mr. Kjerstad was elected President of the South Dakota Farm Bureau Federation in 1995. He is also a director of Farm Bureau Life and Farm Bureau Mutual.
CLASS B DIRECTOR SINCE 1995 Age:  60

     G. STEVEN KOUPLEN became a Class B Director in February 2000, following his late 1999 election as President of the Oklahoma Farm Bureau Federation. Mr. Kouplen has a commercial Hereford cow-calf operation on 2,000 acres near Beggs, Oklahoma, which also includes a small grain operation consisting of wheat, milo and alfalfa. He is a director of Farm Bureau Life and Western Ag, and was elected to the board of directors of American Farm Bureau Federation in 2000. CLASS B DIRECTOR SINCE 2000 Age: 52

     DAVID L. MCCLURE is a farmer-rancher raising wheat, barley, hay, and cattle in the Lewistown, Montana area. Mr. McClure has been President of the Montana Farm Bureau Federation since 1987 and is also a director and Vice President of Mountain West Farm Bureau Mutual Insurance Company, and a director of Farm Bureau Life, Western Ag and of Mountain States Legal Foundation.
MEMBER: Budget and Class B Nominating Committees
CLASS B DIRECTOR SINCE 1994 Age:  63

     KEITH R. OLSEN was elected President of the Nebraska Farm Bureau Federation in 2002, and has been a member of its Board of Directors since 1992. He is also a director of Farm Bureau Life, Farm Bureau Mutual and Western Ag. In February 2003 he became a director of Blue Cross-Blue Shield of Nebraska. Mr. Olsen received a Bachelor of Science Degree in Agricultural Economics in 1967, and since then has been raising dryland wheat and corn on 3,000 acres in southwest Nebraska. He is also a producer and marketer of certified seed wheat, and was a self employed tax practitioner for a number of years.
CLASS B DIRECTOR SINCE 2002 Age:  58

     FRANK S. PRIESTLEY was elected President of the Idaho Farm Bureau Federation in 1997, having first been elected to the Board of Directors of Idaho Farm Bureau Federation in 1985. He is also President and a director of Farm Bureau Mutual Insurance Company of Idaho and Farm Bureau Finance Company (Idaho), and a director of Farm Bureau Life and Western Ag. Mr. Priestley graduated from Western College of Auctioneering in 1967 and has actively practiced auctioning. He operates a family dairy farm near Franklin, Idaho.
MEMBER: Class A Nominating Committee
CLASS B DIRECTOR SINCE 1998 Age:  54

     MICHAEL S. WHITE became President of the New Mexico Farm and Livestock Bureau, in 2002. He was named a director of Farm Bureau Mutual in 2001, and of Farm Bureau Life and Western Ag in 2003. He has operated a 1,100 acre family farm near Dexter, New Mexico since 1986. He received a B.S. degree in Animal Science from New Mexico State University in 1976 and subsequently worked as a loan officer for the Albuquerque Production Credit Association. Mr. White is president of the Dexter Consolidated School District and has served on the New Mexico Cotton Advisory committee and the National Cotton Board.
CLASS B DIRECTOR SINCE 2003 Age:  52


             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors met five times during 2002, including one telephone conference meeting. All of the Class A directors attended at least 75% of the Board meetings and committee meetings of which they were members. All of the Class B directors attended at least 75% of such meetings, except for Mr. Aasmundstad, who attended two of five meetings. The committees of the Board of Directors and the number of meetings held by each committee in 2002 were:

                                                       NUMBER OF MEETINGS
   COMMITTEE NAME                                       HELD DURING 2002
   ------------------------------------------------   -------------------
   Executive Committee ............................           10
   Audit Committee ................................            8
   Budget Committee ...............................            1
   Compensation Committee .........................            3
   Class A Directors Nominating Committee .........            1
   Class B Directors Nominating Committee .........            2

     The Executive Committee is composed of Messrs. Lang (Chairman), Baccus, Downin, Hill, Oddy and Poulson, with Stephen M. Morain, Senior Vice President and General Counsel, serving as an ex-officio member. The Executive Committee may exercise all powers of the Board of Directors during intervals between meetings of the Board, except for matters reserved to the Board by the Iowa Business Corporation Act, and except for removal or replacement of the Chairman or Chief Executive Officer.

     The Audit Committee consists of Class A directors Messrs. Chicoine, Creer and Walker, with Mr. Chicoine serving as Chairman. The Audit Committee must include only Class A directors who are independent of management and free from any relationships that would interfere with the exercise of independent judgment. The Board of Directors has determined that all members of the Audit Committee meet such standards, and further that all members are "financially literate," and that one member of the committee has "accounting or related financial management expertise," as required by the New York Stock Exchange Listed Company Manual. Further, the Board of Directors has determined that Mr. Chicoine is an "audit committee financial expert," as that term is defined in SEC regulations.

     The Audit Committee hires FBL's independent auditors, reviews the professional services to be provided by the auditors and the independence of the auditors from our management. The Audit Committee also reviews the scope of the audit by the independent auditors, fees of the auditors, our annual and quarterly financial statements, system of internal accounting controls and other matters involving the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention, and meets from time to time with members of the internal audit staff. The Audit Committee is required to review with the auditors and management any material transaction or series of similar transactions to which FBL was, within the past year, or is currently expected to be, a party, and with respect to which a director, executive officer, or holder of more than five percent of any class of voting stock of the Company is a party. Additionally, if the Audit Committee determines that any transaction or proposed transaction between FBL and Farm Bureau Mutual is unfair to FBL, the Board is required to submit the matter to a coordinating committee for resolution. The Board of Directors approved an Audit Committee Charter in 2001 and approved a revised charter in 2003. A copy of the revised Audit Committee Charter is attached as Appendix A.

     The Budget Committee is designated by the Chairman of the Board and composed of Messrs. Evans, Chicoine, Creer, Foutz and McClure, with Mr. Evans as Chairman. The Budget Committee reviews all budgets proposed by management and makes recommendations regarding them to the Board of Directors.

     The Compensation Committee has oversight responsibility with respect to compensation matters involving directors and all employees, including executive officers. The Compensation Committee is composed of Messrs. Lang, Chicoine, Christopherson, Poulson and Walker, with Mr. Lang serving as Chairman. A subcommittee of the Compensation Committee composed of independent directors Chicoine and Walker administers our stock option plan.

     The Class A Directors Nominating Committee nominates candidates for election to the Board as Class A directors. The Committee members are nominated by the Chairman of the Board, and include Messrs. Christopherson, Creer, Priestley and Walker, with Mr. Christopherson serving as Chairman. The committee must include at least two-thirds of the Class A directors and may consist of up to five members of the Board nominated by the Chairman of the Board. Any action of the Class A Directors Nominating Committee requires the concurrence of at least 50% of the Class A directors who are members of the committee.

     The Class B Directors Nominating Committee reviews nominations for election to the Board as Class B directors pursuant to the Class B Shareholders Agreement, and nominates candidates to fill vacancies among the Class B directors. The Committee members are nominated by the Chairman of the Board, and include Messrs. Hogan, McClure and Poulson, with Mr. Poulson serving as Chairman.

     We have also established an Investment Committee which includes Mr. Oddy and five additional executive officers, and an Advisory Committee, and the Board may establish other committees in its discretion. The Advisory Committee is composed of certain executives of Farm Bureau affiliated insurance companies in the Company's market territory.

     Corporate Governance Committee. The Board has been reviewing best governance practices during the past year. A temporary Corporate Governance Committee, chaired by Mr. Walker, has been appointed to propose any appropriate modifications to our corporate structure and practices, including board size and composition. The Committee has been reviewing the Sarbanes-Oxley Act, new and proposed SEC rules, and revised NYSE listing standards and proposals, as well as the recently revised Iowa Business Corporation Act.

     In actions already approved by the Board based on recommendations from management and Board committees, we have revised our audit committee charter, named an audit committee financial expert, adopted early disclosure of auditor fee information, established an internal CEO/CFO Certification Committee which extensively reviews our disclosure environment before the CEO and CFO execute their required periodic report certifications, established procedures to encourage timely reporting of insider transactions under the two day reporting requirements, adopted expensing of stock options beginning in 2003, and established procedures for the appropriate use of non-GAAP financial measures.

Additionally, we expect to have a Code of Ethics for the CEO and senior financial officers approved by the Board at its May 2003 meeting. We have instituted an internal corporate compliance committee and named a corporate compliance officer to implement, train and reinforce compliance standards to employees and agents, and to detect and investigate violations of laws or regulations.


                     DIRECTORS' COMPENSATION AND BENEFITS

     In recognition of the increased complexity of the Company's business and the increased time demands on directors from new laws and regulations, the Company increased monetary compensation to the non-employee directors in 2003. All non-employee directors receive an annual retainer of $4,000 and a fee of $1,250 for each board meeting attended ($500 for telephone meetings). Members of the audit, compensation and governance committees receive $1,000 per committee meeting; members of other committees receive $500 per meeting. The chairperson of the committee receives 50% more than the members. In addition, Class A directors receive an annual retainer of $20,000. Directors may elect to receive their fees in cash, in shares, or in deferred stock equivalent units pursuant to the Director Compensation Plan. All directors are reimbursed for travel expenses incurred in attending board or committee meetings. The non-employee directors each annually receive nonqualified stock options to purchase 1,000 shares. See Proposal No. 2, which would increase the annual grant of options to the non-employee directors.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows how many shares of Class A common stock were owned by each director nominee, and each executive officer named in the Summary Compensation Table, as of February 28, 2003. The percentage of FBL Class A common shares beneficially owned by any director nominee or any one officer does not exceed 1%, and by all directors and officers as a group, does not exceed 3%.

                                                                                             SHARES
                                                                                          BENEFICIALLY
NAME                                                                                          OWNED
-------------------------------------------------------------------------   ----------------------------------------
   Eric K. Aasmundstad ..................................................                      7,000(a)
   Steve L. Baccus ......................................................                      1,000(a)
   Jerry L. Chicoine ....................................................                     15,791(b)(c)
   O. Al Christopherson .................................................                      8,568(b)
   John W. Creer ........................................................                     11,863(b)(c)
   Jerry C. Downin ......................................................                     11,265(e)
   Kenny J. Evans .......................................................                      8,000(b)
   Alan L. Foutz ........................................................                         25
   Karen J. Henry .......................................................                      8,634(b)(c)
   Craig D. Hill ........................................................                      6,000(a)
   Timothy J. Hoffman ...................................................                     28,924(d)(e)
   Leland J. Hogan ......................................................                      2,000(a)
   Richard G. Kjerstad ..................................................                     15,000(b)
   G. Steven Kouplen ....................................................                          0
   Craig A. Lang ........................................................                      7,945(e)
   David L. McClure .....................................................                      4,000(a)
   Stephen M. Morain ....................................................                    124,700(d)(e)(f)
   James W. Noyce .......................................................                     94,532(d)(e)
   William J. Oddy ......................................................                    158,329(d)(e)
   Keith R. Olsen .......................................................                      1,800(a)
   John M. Paule ........................................................                     34,948(d)(e)
   Howard D. Poulson ....................................................                      8,000(b)
   Frank S. Priestley ...................................................                      8,000(b)
   JoAnn W. Rumelhart ...................................................                     67,964(d)(e)
   John E. Walker .......................................................                     15,329(b)(c)
   Michael S. White .....................................................                          0
   All directors and executive officers as a group (32 persons) .........                    805,700(a)(b)(c)(d)(e)

------------------
(a) Includes shares subject to options exercisable within 60 days for the following directors: Aasmundstad, 7,000; Baccus, 1,000; Hill, 6,000; Hogan, 2,000; McClure, 4,000; and Olsen, 1,000.

(b) Includes 8,000 shares subject to options exercisable within 60 days.

(c) Includes deferred units in Director Compensation plan equivalent to the following shares: Chicoine, 6,791; Creer, 3,863; Henry, 634; and Walker, 5,629.

(d) Includes shares held in Company 401(k) Savings Plan by the following executive officers: Oddy, 14,032; Noyce, 5,105; Morain, 8,916; Hoffman, 2,913; Rumelhart, 9,654; and Paule, 2,640.

(e) Includes shares subject to options exercisable within 60 days held by the following executive officers: Downin, 11,265; Hoffman, 15,869; Lang, 7,945; Morain, 112,104; Noyce, 85,403, Oddy, 139,630; Paule, 32,008; and
    Rumelhart, 56,104.

(f) Mr. Morain disclaims beneficial ownership of 1,860 shares owned by his children.

                              EXECUTIVE OFFICERS

     Most of our executive and other officers devote all of their time to the affairs of the Company. Services performed for affiliates are charged to the affiliates on the basis of a time allocation and the affiliates are required to reimburse the Company for the cost of services. As explained in the section "Certain Relationships and Related Party Transactions -- Management and Marketing Agreements," we receive management fees for managing our affiliates. Two officers, Mr. Lang and Mr. Downin, are employed by Farm Bureau Management Corp., a wholly owned subsidiary of the Iowa Farm Bureau Federation, which is reimbursed by the Company for their services to the Company.

     The current executive officers of the Company are as follows:

NAME                                  AGE                       POSITION
----------------------------------   -----   ---------------------------------------------
   Craig A. Lang .................    51     Chairman of the Board and Director

   William J. Oddy ...............    58     Chief Executive Officer and Director

   Jerry C. Downin ...............    61     Senior Vice President, Secretary,
                                             Treasurer and Director

   Stephen M. Morain .............    57     Senior Vice President and General Counsel

   Timothy J. Hoffman ............    52     Senior Vice President

   James W. Noyce ................    47     Chief Financial Officer and Chief
                                             Administrative Officer

   John M. Paule .................    46     Chief Marketing Officer

   JoAnn W. Rumelhart ............    49     Executive Vice President and General
                                             Manager -- Life Cos.

   John E. Tatum .................    62     Executive Vice President and General
                                             Manager -- P/C Cos.

   James P. Brannen ..............    40     Vice President, Finance

   Thomas E. Burlingame ..........    58     Vice President, Associate General Counsel

   Douglas W. Gumm ...............    48     Vice President, Information Technology

   Barbara J. Moore ..............    51     Vice President, Property-Casualty Operations

   Lou Ann Sandburg ..............    54     Vice President, Investments

     The following describes the business experience, principal occupation and employment during the last five years of the executive officers:

     Biographical information for Messrs. Lang, Downin and Oddy is found above under "Election of Directors."

     Stephen M. Morain is Senior Vice President and General Counsel, an ex-officio member of the Executive Committee and a member of the Investment Committee. He also serves as General Counsel and Assistant Secretary of the Iowa Farm Bureau Federation; General Counsel, Secretary and director of Management Corp., and Senior Vice President and General Counsel of FBL's major operating subsidiaries and of Farm Bureau Mutual. Mr. Morain is also chairman and a director of Edge Technologies, Inc., a director and Secretary of the Iowa Agricultural Finance Corporation, and a director of Enterprise Corporation International. Mr. Morain has been employed by the Company and its affiliates since 1977.

     James W. Noyce, CPA, FCAS, ASA, FLMI, MAAA, was appointed Chief Financial Officer of FBL and its major operating subsidiaries in January 1996, and Chief Administrative Officer in July 2002. Additionally, from January 2000 to July 2002 he was Executive Vice President and General Manager of the property-casualty companies managed by FBL. He is a member of the Investment Committee, Chairman of the CEO/CFO Certification Committee, Chairman of the Corporate Compliance Committee and Chairman of the Asset - Liability Committee of the life insurance companies. Mr. Noyce has been employed by the Company and its affiliates since 1985. He is also a director of Berthel Fisher & Company, Berthel Fisher & Company Financial Services, Inc. and Berthel Fisher & Company Leasing Services, Inc.

     John M. Paule was appointed Chief Marketing Officer in January 2000 after serving as Vice President, Corporate Administration from August 1998 and Vice President, Information Technology from January 1998. He joined FBL in 1997. Mr. Paule had been employed by IBM Corporation since 1978, including during his last five years of employment being its manager of the North American general business insurance segment and its senior state executive in Iowa. He is president of the Board of Directors of the West Des Moines Community School District and a past president of the West Des Moines Chamber of Commerce.

     JoAnn W. Rumelhart, FSA, MAAA, was named Executive Vice President and General Manager of the Company's life insurance subsidiaries in January 2000. She is a member of the Investment Committee. She was Vice President -- Life Operations of FBL and its major operating subsidiaries from July 1994. She began working for FBL in 1978, and served as Vice President -- Client Services from January 1991.

     John E. Tatum, CLU, became Executive Vice President and General Manager of the Company's managed property-casualty operations in July 2002. He led the team effort resulting in the January 1, 2003 merger of Farm Bureau Mutual, Farm Bureau Mutual Insurance Company, Inc. (Kansas) and Farm Bureau Insurance Company of Nebraska. He has been with five separate Farm Bureau insurance companies since 1970 as an agent, agency manager, district sales manager, director of agencies and state sales manager, before becoming Executive Vice President and General Manager of Farm Bureau Insurance Company of Nebraska in 1988. Mr. Tatum has served on numerous industry and civic boards, including the Nebraska Insurance Federation, the Nebraska Property/Liability Guarantee Association, Capital Investment Corporation 1, the Lincoln Symphony and the Lincoln Arts Council.

     Timothy J. Hoffman, FSA, CLU, ChFC, FLMI, LLIF, MAAA, was named Senior Vice President in July 2002. He had served as Chief Administrative Officer from January 2000 and previously was Chief Property-Casualty Officer of FBL and Executive Vice President and General Manager of FBL's property-casualty affiliates since March 1997. He had been Chief Marketing Officer since 1993. He is a member of the Investment Committee. Mr. Hoffman has been employed by the Company and its affiliates since 1971. Mr. Hoffman has announced his retirement, effective March 31, 2003.

     James P. Brannen, CPA, was named Vice President, Finance of FBL and of its major operating subsidiaries in January 2002, after being appointed Vice President, Controller in January 2000. He is the Chairman of the Benefits Administration Committee for each of the companies. Mr. Brannen has been employed by FBL and its affiliates since 1991. He is also on the Board of Directors of Junior Achievement of Central Iowa.

     Thomas E. Burlingame is Vice President, Associate General Counsel of FBL and its major operating subsidiaries. Mr. Burlingame has been employed by the Company and its affiliates since 1980. He has announced his retirement, effective May 31, 2003.

     Douglas W. Gumm was appointed Vice President, Information Technology on January 1, 2000 and named a member of the management team on January 1, 2001. He had served as Information Systems Vice President since joining FBL on January 1, 1999. Mr. Gumm had been employed by Principal Financial Group in its Information Services division since 1975, his last five years serving as Director of Information Systems -- Technical Services.

     Barbara J. Moore, CPCU, AIM, Are, AAM, was named Vice President, Property-Casualty Operations of FBL and its major operating subsidiaries in January 2000. She had served as Vice President, Market Development for the prior year. Ms. Moore was Vice President, Property-Casualty Operations from 1997 to 1998, and Senior Vice President of Property-Casualty Operations for Western Ag and Western Farm Bureau Mutual from 1991 to 1996. Ms. Moore has been employed by FBL and its affiliates since 1978.

     Lou Ann Sandburg, CFA, FLMI, was named Vice President, Investments in January 1998. She joined the Company in 1980 as the portfolio manager of the money market fund, and later assumed the management of the tax-exempt bonds and mortgage-backed securities portfolios. Ms. Sandburg was named Securities Vice President in 1993 and Investment Vice President, Securities, from 1994 through 1997. She serves on the Asset-Liability Committee and the Credit Committee, and chairs the Investment Committee. She is past president and a board member of the Iowa Society of Financial Analysts.

                            EXECUTIVE COMPENSATION

     The following table summarizes the compensation expense paid by FBL to the Chief Executive Officer and to the Company's five most highly compensated executive officers, other than the Chief Executive Officer, who were serving on December 31, 2002, for services rendered to FBL and its affiliates in all capacities during the fiscal years ended December 31, 2000, 2001 and 2002.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                          ANNUAL COMPENSATION                AWARDS
                                   ----------------------------------   ---------------
                                                                           SECURITIES
                                                                           UNDERLYING      ALL OTHER(c)
NAME AND PRINCIPAL POSITION(a)      YEAR       SALARY        BONUS       OPTIONS(#)(b)     COMPENSATION
--------------------------------   ------   -----------   -----------   ---------------   -------------
William J. Oddy                    2000      $396,167      $137,848         24,995           $22,725
 Chief Executive Officer           2001       470,000       175,764         30,323            36,120
                                   2002       540,500       188,761         30,078            67,837

Stephen M. Morain                  2000       337,680        88,123         16,080            17,900
 Senior Vice President and         2001       358,000       100,410         17,323            20,294
 General Counsel                   2002       411,700       107,838         17,183            38,360

James W. Noyce                     2000       300,205       104,458         19,061             9,975
 Chief Financial Officer and       2001       321,219       120,125         20,724            11,596
 Chief Administrative Officer      2002       356,604       124,538         19,844            24,314

Timothy J. Hoffman                 2000       266,240        92,640         16,904            11,712
 Senior Vice President             2001       279,552       104,543         18,036            13,044
                                   2002       300,900       105,084         16,745            23,687

JoAnn W. Rumelhart                 2000       219,273        57,223         10,442             7,677
 Executive Vice President and      2001       242,914        68,131         11,754             9,059
 General Manager -- Life Cos.      2002       269,400        70,563         11,244            17,470

John M. Paule                      2000       234,554        61,289         11,184             8,524
 Chief Marketing Officer           2001       251,294        70,482         12,159             9,997
                                   2002       266,376        69,771         11,118            17,822

------------------

(a) These executives receive all their compensation from the Company. Through 2001, Mr. Morain received approximately 16% of his compensation from Farm Bureau Management Corp. The Company charges a management fee for services it provides to the Company's affiliates, and also is reimbursed by the affiliates for an allocated portion of expenses including executive compensation. See "Certain Relationships and Related Party Transactions -- Management and Marketing Agreements."

(b) Awards include incentive and nonqualified stock options. The options have vesting periods as described in "Option Grants in Last Fiscal Year" table. Unvested options are forfeited upon voluntary termination of employment with the Company. All options will vest in the event of a change of control of the Company.

(c) All other compensation includes (i) matching contributions made to the 401(k) plan accounts of each of the named executives in 2000, $3,400; 2001, $3,400, and 2002, $6,000; (ii) under a new defined contribution plan beginning in 2002, matching contributions accrued for each of the named executives in an amount equal to the 401(k) plan percentage match times base salary and bonus, less the ERISA limitation of $200,000; this resulted in allocations to Oddy, $15,488; Morain, $9,363; Noyce, $8,302; Hoffman, $6,163; Rumelhart, $4,126, and Paule, $4,106 and (iii) the remainder represents the cost of an executive group life insurance program through which the executives may purchase with after tax dollars a universal life insurance policy of up to twice salary, less $50,000, with a schedule of payments that will make the policy paid up at age 65; under this program 2002 payments were made to Oddy, $46,351; Morain, $22,997; Noyce, $10,012; Hoffman, $11,524; Rumelhart, $7,344, and Paule, $7,716.

EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2002. These plans include the 1996 Class A Common Stock Compensation Plan and the Director Compensation Plan, without giving effect to the proposed amendment to the 1996 Class A Common Stock Compensation Plan.

                                                                          (c) NUMBER OF
                                                                           SECURITIES
                                                                            REMAINING
                                     (a) NUMBER OF     (b) WEIGHTED       AVAILABLE FOR
                                     SECURITIES TO        AVERAGE        FUTURE ISSUANCE
                                    BE ISSUED UPON       EXERCISE         UNDER EQUITY
                                      EXERCISE OF        PRICE OF         COMPENSATION       (d) TOTAL OF
                                      OUTSTANDING       OUTSTANDING     PLANS (EXCLUDING      SECURITIES
                                       OPTIONS,          OPTIONS,          SECURITIES        REFLECTED IN
                                     WARRANTS AND      WARRANTS AND       REFLECTED IN       COLUMNS (a)
PLAN CATEGORY                           RIGHTS            RIGHTS           COLUMN (a))         AND (c)
--------------------------------   ----------------   --------------   ------------------   -------------
Equity Compensation Plans
 Approved by Shareholders:

1996 Common Stock
 Compensation Plan                     2,466,256         $ 15.13            4,921,626         7,387,882

Director's Deferred
 Compensation Plan                        16,917                               33,083            50,000
                                       ---------                            ---------         ---------
 TOTAL                                 2,483,173                            4,954,709         7,437,882
                                       =========                            =========         =========

Equity Compensation Plans
 Not Approved by Shareholders:           None              None               None               None

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes stock options granted during the last fiscal year to the named executive officers under the Company's 1996 Class A Common Stock Compensation Plan. No stock options, freestanding stock appreciation rights (SARs) or other equity-based awards were granted to any executive officer or other persons by the Company prior to 1996.

                                                    PERCENT OF TOTAL
                                 NUMBER OF         OPTIONS GRANTED TO
                           SECURITIES UNDERLYING      EMPLOYEES IN        EXERCISE OR     EXPIRATION      GRANT DATE
                           OPTIONS GRANTED(a)(c)      FISCAL YEAR      BASE PRICE($/SH)      DATE      PRESENT VALUE(b)
                          ----------------------- ------------------- ------------------ ------------ -----------------
   William J. Oddy                30,078                   7.5%            $  17.97        1/15/12         $149,582
   Stephen M. Morain              17,183                   4.3                17.97        1/15/12           84,687
   James W. Noyce                 19,844                   5.0                17.97        1/15/12           98,088
   Timothy J. Hoffman             16,745                   4.2                17.97        1/15/12           82,545
   JoAnn W. Rumelhart             11,244                   2.8                17.97        1/15/12           53,881
   John M. Paule                  11,118                   2.8                17.97        1/15/12           53,658

------------------

(a) The exercise price of the options is the fair market price on the date of grant. Each of these options has a term of up to 10 years and becomes exercisable in five approximately equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Unvested options are forfeited upon a voluntary termination of employment. Options vest in the event of a change of control of the Company. The options granted are incentive stock options to the extent permitted under the Plan and the Internal Revenue Code, and the remainder are nonqualified stock options.

(b) The grant date present value of these options was estimated using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.67%; dividend yield of 1.9%; volatility factor of the expected market price of FBL's Class A common stock of 0.24, and a weighted average life expectancy of the options of
    6.4 years. The weighted average grant date fair value of the options granted during 2002 was $4.93 per share. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, giving no assurance that the value realized by a named individual will be at or near the value estimated by the Black-Scholes model.

(c) At December 31, 2002, options for the purchase of 5,401,363 shares of Class A common stock were available for grant as additional awards under the Plan, including shares previously forfeited. To date, no grants of SARs or stock bonuses have been made under the Plan.

                      AGGREGATED OPTIONS/SAR EXERCISES IN
                LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

     The following table describes the exercise of options during the last fiscal year and value of unexercised options held as of the end of the fiscal year, by the named executive officers:

                                                           NUMBER OF SECURITIES                 VALUE OF
                              SHARES                      UNDERLYING UNEXERCISED        UNEXERCISED IN-THE-MONEY
                           ACQUIRED ON       VALUE      OPTIONS/SARS AT FY-END(#)      OPTIONS/SARS AT FY-END($)
NAME                         EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(a)
-----------------------   -------------   ----------   ---------------------------   -----------------------------
   William J. Oddy            10,950       $126,230          121,942/70,193                1,141,136/196,060
   Stephen M. Morain               0              0          101,325/41,516                  984,436/117,295
   James W. Noyce              4,288         40,190           73,763/50,111                  632,045/140,347
   Timothy J. Hoffman         61,258        438,737           29,151/42,083                  305,520/120,535
   JoAnn W. Rumelhart              0              0           49,213/27,236                   471,798/77,614
   John M. Paule                   0              0           24,219/28,611                   136,212/81,165

------------------
(a) Value determined from market price at fiscal year end ($19.47) less exercise price. The actual value, if any, that an executive may realize will depend on the stock price on date of exercise of an option, so there is no assurance the value stated would be equal to the value realized by the executive.

RETIREMENT BENEFITS

     Employees are generally covered under the FBL Financial Group Retirement Plan and the FBL Financial Group Supplemental Retirement Plan (together, the "plan"). The two plans operate as a single plan to provide total benefits to all participants. The former is a qualified plan under Section 401(a) and the latter plan is a nonqualified plan which provides benefits according to the overall plan formulas, but includes compensation exceeding $200,000 under
Section 401(a)(17) and provides benefits provided by the formula which are otherwise limited by Section 415 of the Internal Revenue Code. The plan is generally available to all employees and officers and provides for the same method of allocation of benefits between management and non-management participants. Active participants include employees over age 21 who have worked at least one year and provided at least 1,000 hours of service during the year.

     The plan is a defined benefit plan which provides monthly income (or lump sum option) to retirees who have worked for at least 10 years and attained age
55. The amount provided is a percentage of high 36 consecutive month average compensation calculated according to the following formula: for service prior to 1998, 2% per year for the first 10 years of service, plus 2-1/2% for each year in excess of 10 years of service, up to 30 years of service. For service after 1997, 1.675% per year of service, plus 0.325% per year of service times the average salary less social security covered compensation. Unreduced early retirement benefits are provided when age plus years of service equal 85 on the benefit earned before 2002. Reduced early retirement benefits are provided with reductions of 3% per year before age 65.

     The plan formula provides a monthly benefit for life with a guarantee of 120 monthly payments. There is an automatic annual cost of living adjustment not to exceed 4.0% on the benefit earned before 2002.

     Years of service include all years in which an individual first exceeds 1,000 hours of service and any year thereafter in which the person exceeds 500 hours of service. The compensation covered by the plan is calculated based upon total salary and bonuses paid to the participant during the given year.

     The estimated annual benefits payable under this plan upon retirement (at the normal retirement age of 65) for Messrs. Oddy, Noyce, Morain, Hoffman and Paule, and Ms. Rumelhart, are approximately $425,000, $156,000, $262,000, $263,000, $28,000, and $157,000, respectively. This calculation is based on service and earnings as of December 31, 2002.

OTHER COMPENSATION PLANS
     FBL and Farm Bureau Mutual sponsor a bonus plan for all employees, which includes a management performance (bonus) plan in which executives, department heads and managers participate. On an annual basis, the companies establish various and distinct goals which generally relate to such matters as Farm Bureau membership levels, life insurance and property-casualty new business production, expense levels and earnings per share. Attainment of the goals is targeted to result in payment of cash bonuses ranging up to 33-1/3% of base salary for the executive group of Messrs. Oddy, Noyce, Hoffman, Tatum and Ms. Rumelhart, and up to 8% for managers. Exceptional performance could increase cash bonuses up to 50% of base salary for the executive group and up to 12% for managers. Payment of the performance incentive is made annually in a single, separate lump sum on or before February 14th of the ensuing year.

     We also have a trustee qualified 401(k) plan for all employees after 30 days of employment and attainment of age 21. Before 2002, employee contributions up to 4% of compensation were matched by Company contributions on a 50% basis, subject to Employee Retirement Income Security Act (ERISA) limitations, with the match paid in shares of Class A common stock. The employer match was increased beginning in 2002, as employee contributions up to 2% of compensation are matched 100%, and contributions from 2% to 4% of compensation are matched 50%, with the match paid in shares of Class A common stock.

     As noted in footnote (c) to the Summary Compensation Table, we initiated a defined contribution plan for executives in 2002 based on the portion of the company match from the 401(k) plan which would be in excess of ERISA limitations. The amounts are accrued in an unfunded plan and bear interest at the flexible premium deferred annuity rate, payable upon termination of employment.

               BOARD COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for oversight of compensation policies which govern annual compensation, stock ownership programs, and employee benefit programs for the executive officers as well as other employees of the Company and its subsidiaries. The committee was established in July 1996 at the time of the Company's initial public offering. It has affirmed the Company's historical compensation framework and expects to continue examining the relationship of the compensation criteria to existing systems and incentives.

COMPENSATION CRITERIA
     In making compensation determinations, the committee considers and endeavors to attain the following goals:

   1) attract and retain highly qualified and motivated executive officers and employees,

   2) encourage and reward achievement of FBL's annual and long-term financial goals and operating plans, and

   3) encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders.

     The committee's policy with regard to the compensation of executive officers is to meet the foregoing goals through a combination of base salary, annual bonus, opportunities for stock ownership, and other benefits with a particular focus on encouraging executive officers to attain performance goals that are designed to favorably impact FBL's overall performance.

COMPENSATION COMPONENTS
     The basic components of compensation for executive officers, including those individuals listed in the Summary Compensation Table, are in four areas:

     BASE SALARY: The committee sets salary ranges annually which are intended to reflect the mid point between the 50th percentile and 75th percentile level of base pay for comparable positions at companies of similar size and complexity. The committee reviews salary survey data provided by independent survey consultants. To determine the level of a specific salary within its range, the committee considers management input regarding the officer's length of service in the position, experience, and management skills in handling short and long range issues. In addition, the committee reviews the officer's performance during the prior year measured against predetermined corporate and individual plans and objectives set by management.

     ANNUAL BONUS: The committee believes that a significant portion of annual cash compensation for the executive officers should be variable ("at risk") and tied to the Company's financial results. FBL annually establishes profit, growth, and other goals. Attainment of the goals is designed to produce bonuses to the executive officers of up to 33-1/3% of base salary, with exceptional performance allowing bonus payments up to 50% of base salary.

     STOCK OWNERSHIP: The committee believes that a fundamental goal of executive compensation is to encourage and create opportunities for long-term executive stock ownership. The committee expects that over time, executive officers will establish ownership positions that are of significant value as a percentage of their annual salary.

     The 1996 Class A Stock Compensation Plan provides for the grant of stock options (nonqualified and incentive stock options), stock appreciation rights ("SARs"), and shares of restricted stock. The plan is administered by a subcommittee of the Compensation Committee consisting solely of independent directors. We encourage ownership of FBL Class A stock through the grant of options to participants in the Plan. To determine who will participate and the amount of awards, we have adopted a formula which covers key management employees, and bases awards on their position, salary, and previous grants. Generally, the amount increases with the level of the position. We intend to make grants of options on an annual basis. The options vest in 20% increments on the first, second, third, fourth, and fifth anniversary of the grant date.

     We also encourage ownership of our stock through the employee 401(k) plan, in which all executives are eligible to participate, by matching employee contributions as set forth under "Other Compensation Plans", and by making an investment option available in a company common stock fund.

     EMPLOYEE BENEFITS: FBL offers benefit plans such as vacation, medical, life and disability insurance to executive officers on the same basis as offered to all employees. In addition, the executive group life insurance program allows the executive officers additional compensation with which they may purchase with after tax dollars a universal life insurance policy of up to twice salary, less $50,000, with a schedule of payments that will make the policy paid up at age 65.

     CEO COMPENSATION The compensation of Mr. Oddy in 2002 included the above four factors. Mr. Oddy became Chief Executive Officer of FBL and its major operating subsidiaries March 1, 2000, after a number of years with other management responsibilities. His base salary was set with regard to market factors, his prior performance and in part in recognition of his additional responsibilities with FBL's growth. Under Mr. Oddy's leadership, the Company has grown both internally and by consolidating with Kansas Farm Bureau Life Insurance Company in 2001. In 2003, the Company's managed affiliate, Farm Bureau Mutual, merged with Farm Bureau Mutual Insurance Company, Inc. (Kansas) and Farm Bureau Insurance Company of Nebraska. FBL believes it is well positioned to continue its internal growth due to its geographic spread, diverse product portfolio and ability to cross sell its various products to its existing customers. FBL's current strategy is to also expand through product alliances with other insurers, and through consolidations either inside or outside of the Farm Bureau network. Mr. Oddy earned a bonus equal to 34.9% of his actual 2002 salary based on 2002 Company performance of established goals. Mr. Oddy was awarded options for 30,078 shares of Class A common stock in 2002, which is 7.5% of the awards granted to all employees in the year.

CHANGE OF CONTROL AGREEMENTS
     In 2002 we entered into change of control agreements with each of the named executive officers, and with the other officers named in our "Executive Officers" list (except for Mr. Lang and Mr. Downin, whose employer is Farm Bureau Management Corporation). The forms of agreements were filed with the SEC as exhibits to our Form 10-Q in August 2002.

     In entering into these agreements, the Board determined that it is in the best interests of the Company and its stockholders to ensure that we will have the continued dedication of the executives notwithstanding the possibility, threat or occurrence of a termination of the Executive's employment in certain circumstances, including following a change of control. Further, the Board stated that it "believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened termination of the Executive's employment in such circumstances and to provide the executive with compensation and benefits arrangements upon such a termination which ensure that the compensation and benefits expectations of the executive will be satisfied and which are competitive with those of other corporations who may seek to employ the executive."

     Under the agreements, a change of control is defined as occurring when any person acquires 35% of the combined voting power of the Company, or when during two consecutive years a majority of the directors originally on the board (and certain designated successors) cease to constitute a majority of the Board. The payments required by the agreements are triggered if during the two or three years after a change of control the executive's duties are changed or diminished inconsistent with his position, or if the executive's base salary is reduced, the executive's office is relocated more than 50 miles from West Des Moines, Iowa, existing employee plans are not continued or the agreements are not assumed by the Company's successor.

     If a triggering event occurs, the executive will become entitled to salary through the termination date, plus payment of a prorated bonus for that year, plus payment of a multiple of annual salary (paid monthly for the number of years equal to the multiplier, the "salary continuation period"), plus a multiple of the targeted annual bonus of the executive, plus continuation of benefit plans for the salary continuation period and certain accruals and vesting of retirement plans.

     The agreements are effective for three years after a change of control, at a multiple of salary and bonus of three times for Messrs. Oddy, Noyce, Morain, Hoffman, Paule and Tatum, and Ms. Rumelhart, and for two years after a change of control, and a multiple of salary and bonus of two times for Messrs. Brannen, Burlingame and Gumm, and Ms. Moore and Ms. Sandburg.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
     Section 162(m) of the Internal Revenue Code (the "Code") generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to the company's chief executive officer and its other four highest paid executive officers. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to the $1 million deduction limitation. Options and stock appreciation rights granted under the 1996 Class A Common Stock Compensation Plan, as amended, will satisfy the requirements for performance-based compensation. The committee currently does not anticipate that any executive officer will be paid compensation from FBL in excess of $1 million in any year (including amounts that do not qualify as performance-based compensation under the Code), and accordingly, the committee anticipates that all amounts paid as executive compensation will be deductible by FBL for federal income tax purposes.

                                        COMPENSATION COMMITTEE

                                        Craig A. Lang, CHAIRMAN
                                        Jerry L. Chicoine
                                        O. Al Christopherson
                                        Howard D. Poulson
                                        John E. Walker

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees FBL's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Securities and Exchange Commission and considered the compatibility of nonaudit services with the auditors' independence. The committee has also reviewed and discussed the quality of the personnel staffing the engagement for the independent auditors.

     The committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of FBL's internal controls, and the overall quality of FBL's financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                        THE AUDIT COMMITTEE

                                        Jerry L. Chicoine, CHAIRMAN
                                        John W. Creer
                                        John E. Walker

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of FBL's Class A common stock over the past five years with the performance of the Standard & Poors 500 Index and with the performance of the Value Line Insurance: Life Index. The graph plots the changes in value of an initial $100 investment over the five-year period, assuming all dividends are reinvested.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

           FBL Financial Group, Inc., Standard & Poors 500 Index and
                        Value Line Life Insurance Index
                (Performance Results Through December 31, 2002)

                              [PERFORMANCE GRAPH]


Assumes $100 invested at the close of trading on December 31, 1997 in FBL Financial Group, Inc. Class A Common Stock, Standard & Poors 500 Index and the Value Line Life Insurance Index.

------------------

*Cumulative total return assumes reinvestment of dividends.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ORGANIZATION OF THE COMPANY
     FBL is a holding company. Through our life insurance subsidiaries, we market individual life insurance policies and annuity contracts to Farm Bureau members and other individuals and businesses in midwestern and western sections of the United States. We also market variable universal life and variable annuity contracts in these and other states through alliances with non-affiliated Farm Bureau insurance companies, other non-Farm Bureau life insurance companies and a regional broker-dealer. In addition to marketing our products through these channels, we also assume business through reinsurance arrangements with other companies. Our life insurance operations are complemented by non-insurance services we provide to third parties and affiliates. These include investment advisory, leasing, marketing and distribution services. In addition, we provide management and administrative services to three Farm Bureau affiliated property-casualty companies and to National Travelers Life Company. Effective January 1, 2003, Farm Bureau Mutual merged with Farm Bureau Mutual Insurance Company, Inc. (Kansas) and Farm Bureau Insurance Company of Nebraska and we are now managing the property-casualty operations in those states, expanding our managed property-casualty operations to eight states.

CAPITAL, INVESTMENT AND LOAN TRANSACTIONS
     On March 31, 1998, we sold our wholly-owned subsidiary, Utah Farm Bureau Insurance Company, to Farm Bureau Mutual. Under an earn-out arrangement, we and Farm Bureau Mutual share equally in the dollar amount by which the incurred losses on direct business in the state of Utah, net of reinsurance ceded, is less than the incurred losses assumed in the valuation model used to derive the initial acquisition price. The earn-out calculation is performed and any settlement (subject to a maximum of $2,000,000 per year, before taxes) is made on a calendar year basis. We did not record any gain during 2002 as the loss ratio on Utah business was higher than the threshold loss ratio in the earn-out calculation included in the sales agreement. The earn-out period under the sales agreement ended December 31, 2002.

     Our subsidiary, FBL Leasing Services, Inc., has a $12,000,000 line of credit with Farm Bureau Mutual in the form of a revolving demand note. There were no borrowings on the line of credit as of December 31, 2002.

MANAGEMENT AND MARKETING AGREEMENTS
     We have management agreements with Farm Bureau Mutual and other affiliates under which we provide general business, administrative and management services. For insurance companies, the management fee is generally equal to a percentage of premiums collected. For non-insurance companies, the management fee is equal to a percentage of expenses incurred. Fee income from Farm Bureau Mutual for these services during 2002 totaled $2,724,000. In addition, Farm Bureau Management Corporation, a wholly-owned subsidiary of the Iowa Farm Bureau Federation, provides certain management services to us under a separate arrangement. During 2002 we incurred related expenses totaling $837,000.

     We have marketing agreements with the Farm Bureau property-casualty companies operating within our marketing territory, including Farm Bureau Mutual and other affiliates. Under the marketing agreements, the property-casualty companies are responsible for the development and management of our agency force for a fee equal to approximately 33% of commissions on first year life insurance premiums and annuity deposits. In addition, we pay a service fee to the property-casualty companies operating in certain states equal to 25% of commissions on renewal premiums. We paid $3,570,000 to Farm Bureau Mutual, $1,770,000 to Farm Bureau Mutual Insurance Company, Inc. (Kansas), and $442,000 to Farm Bureau Insurance Company of Nebraska under these arrangements during 2002.

SHAREHOLDERS' AGREEMENT REGARDING MANAGEMENT AND TRANSFER OF SHARES OF CLASS B COMMON STOCK
     All of our Class B common stock is owned by Farm Bureau organizations. As holders of all of the Class B common stock of the Company, these organizations have entered into the Shareholders' Agreement regarding management and the transfer of the Class B common stock (Shareholders' Agreement).

     The Shareholders' Agreement provides that the holders of the Class B common stock will vote for the election, as Class B Directors, of (i) the Presidents of each of the 15 state Farm Bureau federations which own or are affiliated with the owners of the Class B common stock and (ii) FBL's Chief Executive Officer and two additional officers nominated by the Chairman of the Board. The Shareholders' Agreement also provides that as long as a single state Farm Bureau Federation and its affiliates own in excess of 50% of the outstanding shares of Class B common stock (the Iowa Farm Bureau Federation owns approximately 63.9% of the Class B common stock), the Class B common shareholders will direct the Class B Directors to elect the President of such state Farm Bureau federation as the Chairman of the Board, and to elect persons nominated by the Chairman to serve as Chief Executive Officer, Secretary and Treasurer.

     In the event that a Class B Director chooses to vote other than as directed pursuant to the requirements of the Shareholders' Agreement, the holders of not less than 10% of the Class B common stock may request a special meeting of the Class B common shareholders, for the purpose of removing the Class B Director, and either replacing such director with a qualified person or leaving the position vacant.

     The holders of Class B common stock may not transfer the stock to any person which is not a Farm Bureau organization, and any attempted transfer in violation of the Shareholders' Agreement causes the Class B common stock so transferred to automatically be converted to Class A common stock.

     The holders of 90% of the Class B common stock, together with the Company, may amend the Shareholders' Agreement.

RELATIONSHIP WITH FARM BUREAU ORGANIZATIONS
     American Farm Bureau Federation is a national federation of member organizations having as a major objective and purpose to promote, protect and represent the business, economic, social and educational interests of farmers and ranchers of the nation, and to develop agriculture, and a further objective to correlate Farm Bureau activities and strengthen member state Farm Bureau federations. Through a membership agreement, the Iowa Farm Bureau Federation (our principal shareholder) and similar state Farm Bureau federations throughout the country agree to cooperate in reaching these objectives.

     American Farm Bureau Federation is the owner of the "Farm Bureau" and "FB" trade names and related trademarks and service marks including "FB design" which has been registered as a service mark with the U.S. Patent and Trademark Office. Under the state membership agreements, use of such trade names and marks in each state is restricted to members of the federation and their approved affiliates. We are licensed by the Iowa Farm Bureau Federation to use the "Farm Bureau" and "FB" designations in Iowa, and pursuant thereto, incurred royalty expense of $418,000 for the year ended December 31,

2002. Our subsidiaries have similar arrangements with Farm Bureau organizations in the other states of the market territory. Royalty expense incurred pursuant to these arrangements totaled $1,097,000. Royalty payments in 2002 in excess of $60,000 were made to Farm Bureau organizations in Idaho ($90,000), Kansas ($318,000), Minnesota ($90,000), Nebraska ($92,000), Oklahoma ($150,000) and
Wisconsin ($78,000).

OTHER SERVICES, TRANSACTIONS AND GUARANTEES
     We lease our home office properties under a 15-year operating lease from a wholly-owned subsidiary of the Iowa Farm Bureau Federation. Rent expense for the lease totaled $2,983,000 for 2002. This amount is net of $1,395,000 in amortization of the deferred gain on the exchange of home office properties for common stock that took place on March 31, 1998.

     Farm Bureau Life leases property under an annually renewable lease from Farm Bureau Mutual Insurance Company, Inc. (Kansas) which expires in 2006. Farm Bureau Mutual Insurance Company, Inc. (Kansas) was merged into Farm Bureau Mutual, an affiliate, effective January 1, 2003. Rent expense for this lease totaled $309,000 for 2002.

     Farm Bureau Life has a services agreement for certain information technology, administrative and other services we receive from Kansas Farm Bureau Services, LLC. Farm Bureau Life paid $3,531,000 related to this agreement during 2002. Kansas Farm Bureau Services, LLC was dissolved effective December 31, 2002, and a portion of the assets assigned to Farm Bureau Mutual Insurance Company, Inc. (Kansas).

     We provide a number of services to, and receive certain services from, other Farm Bureau organizations, including the Iowa Farm Bureau Federation, Farm Bureau Mutual and Kansas Farm Bureau and its affiliates. The company providing such services is reimbursed based on an allocation of the cost of providing such services. In addition, we charge rent to other Farm Bureau organizations for space occupied in properties we own in Minnesota, New Mexico, Utah and Wisconsin based on market or negotiated rates.

     Farm Bureau Life and FBL Leasing Services, Inc. own aircraft that are available for use by our affiliates. In 2002, Farm Bureau Mutual paid us approximately $940,000 and the Iowa Farm Bureau Federation paid us $146,000 for use of such aircraft.

     Through our subsidiary, FBL Leasing Services, Inc., we lease computer equipment, furniture and automobiles to other Farm Bureau organizations. In 2002, the Iowa Farm Bureau Federation paid approximately $811,000 and Farm Bureau Mutual paid approximately $4,162,000.

     Through our investment advisor subsidiary, EquiTrust Investment Management Services, Inc., we provide investment advice and related services. Farm Bureau Mutual paid us approximately $448,000 for such services in 2002.

     Farm Bureau Mutual and other Farm Bureau organizations will, on occasion, enter into structured settlement arrangements with EquiTrust Assigned Benefit Company (ETABC), one of our indirect wholly-owned subsidiaries. For a fee, ETABC relieves Farm Bureau Mutual of its contractual obligations relating to a policyholder and funds payments to the policyholder with an annuity contract purchased from Farm Bureau Life. Premiums paid to us during 2002 under this arrangement totaled $3,613,000 from Farm Bureau Mutual, $744,000 from Farm Bureau Mutual Insurance Company, Inc. (Kansas), $80,000 from Farm Bureau Mutual Insurance Company of Nebraska and $1,227,000 from other Farm Bureau organizations.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act generally requires the officers and directors of a public company, and persons who own more than ten percent of a registered class of a public company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2002 our officers, directors and ten-percent shareholders complied with all section 16(a) filing requirements applicable to them, with the exception that Lou Ann Sandburg, an officer, was late in filing one report of a charitable gift of shares.

APPENDIX A









FBL FINANCIAL GROUP, INC.

--------------------------------------------------------------------------------





AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

                           FBL FINANCIAL GROUP, INC.
                            AUDIT COMMITTEE CHARTER

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                         -----

Purpose ..............................................................     1

Organization .........................................................     1

Meetings .............................................................     1

Committee Authority and Responsibilities .............................     1

 Financial Statement and Disclosure Measures .........................     2

 Oversight of the Company's Relationship with the Independent Auditor      3

 Oversight of the Company's Internal Audit Function ..................     4

 Compliance Oversight Responsibilities ...............................     4

Limitations ..........................................................     5

Definitions ..........................................................     5

Meeting Agenda .......................................................     6

Quarterly Conference Call Meeting Agenda .............................     7

                           FBL FINANCIAL GROUP, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE
     The Audit Committee will assist the Board of Directors in fulfilling its responsibilities for the Company's accounting and financial reporting practices, including the structure of internal control and provide a channel of communication between the Board of Directors and the Company's independent and internal auditors.

ORGANIZATION
     The Board of Directors shall appoint an Audit Committee. The Audit Committee consists solely of Class A Directors who are independent of management and free from any relationships that, in the opinion of the Board of Directors, would interfere with the exercise by the director of independent judgement as a committee member. No director who is an officer or director of a Class B common stockholder or who is an employee of the Company will qualify for Audit Committee membership. The policy statement on Audit Committees issued by the New York Stock Exchange will be applicable in determining which directors are independent for this purpose. Each member of the Audit Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the committee. At least one member of the Audit Committee shall be an Audit Committee Financial Expert as defined by the Securities and Exchange Commission. Qualification of Audit Committee members shall be determined by the Board of Directors in its business judgement.

MEETINGS
   o The Audit Committee shall meet as often as it determines, but not less than eight times per year, including telephone meetings.

   o The Audit Committee shall meet with the Audit Services Vice President, the independent auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

   o The Audit Committee may request any officer or employee of the company or the Company's counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES
     The Committee shall have and may exercise the powers of the Board of Directors in managing the business and affairs of the Company in accordance with the following delegated duties and functions to:

    1. Provide an open avenue of communication between the independent auditor, internal auditors, and the Board of Directors.

    2. Review and reassess the adequacy of the committee's charter at least annually. Submit the charter to the Board of Directors annually for approval and have the document published in the Company's proxy statement at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

    3. The independent auditor is ultimately accountable to the Audit
       Committee of the Company. The Audit Committee shall have sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company is responsible to provide funds as directed by the Audit Committee for the appropriate fees and expenses of the independent auditor. The independent auditor shall report directly to the Audit Committee.

    4. The Audit Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Company by its independent auditors, in accordance with Sections 201(a) and 202 of the Sarbanes-Oxley Act, and Regulations adopted thereunder by the SEC.

    5. The Audit Committee will have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee will be empowered to retain independent counsel, accountant, or others to assist it in the conduct of any investigation.

    6. The committee will perform such other functions as assigned by law, the Company's Articles of Incorporation, bylaws, or the Board of Directors.

    7. The Audit Committee shall report committee actions to the Board of Directors with such recommendations, as the committee may deem appropriate.

FINANCIAL STATEMENT AND DISCLOSURE MEASURES

    8. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditor of any significant issues regarding accounting principles, practices and judgments. Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

    9. Review with management and the independent auditor the Company's quarterly financial results prior to filing of its Form 10-Q. Review should include discussion with management and independent auditor of any significant issues regarding accounting principles, practices and judgments. If necessary, the Chair of the committee may represent the entire Audit Committee for purposes of pre-filing or distribution review. Discussion with the full committee should be made as soon as practical in the circumstances.

   10. Discuss with management, the independent auditor and Audit Services
       Vice President significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principals, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in the light of material control deficiencies. The discussion may include their judgements about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used.

   11. Review and discuss quarterly reports from the independent auditors on:

       a. All critical accounting policies and practices to be used.

       b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

       c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

   12. Discuss with management and the independent auditor the Company's practices regarding earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information. Discuss with management the Company's practices regarding financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations).

   13. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

   14. Discuss with management, the Audit Services Vice President, and the independent auditor the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

   15. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein or any fraud involving management or other employees who have a significant role in the Company's internal controls.

   16. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No 61 relating to the conduct of the audit. In particular, discuss any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

   17. Review and evaluate the experience and qualifications of the senior members of the independent auditor.

   18. Obtain and review a report from the independent auditor at least annually regarding:

       a. The independent auditor's internal quality control procedures.

       b. Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding one or more independent audits carried out by the firm.

       c. Any steps taken to deal with any such issues.

       d. All relationships between the independent auditor and the Company.

          Evaluate the qualification, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors independence, and taking into account the opinions of management and the Audit Services Vice President. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

   19. Ensure the rotation of the lead audit partner having primary responsibility for the audit, concurring partner responsible for reviewing the audit and any audit partner as defined by the commission as required by law.

   20. Recommend to the Board of Directors policies for the Company's hiring of employees or former employees of the independent auditor who participated in the audit of the Company.

   21. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

   22. Review with the Audit Services Vice President and the independent auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   23. The committee shall discuss with the independent auditor its independence from management and the Company including the matters in the written disclosures required by the Securities and Exchange Commission and shall consider the compatibility of non-audit services with the independent auditor's independence.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

   24. Review and concur in the appointment, replacement, reassignment, or dismissal of the Audit Services Vice President.

   25. Consider and review with management and the Audit Services Vice
       President:

       a. Significant findings during the year and management's responses thereto.

       b. Any difficulties encountered in the course of Audit Services Department's audits, including any restrictions on the scope of their work or access to required information.

       c. Any changes required in the planned scope of their audit plan.

       d. The Audit Services Department's budget and staffing.

       e. The Audit Services Department's Charter.

       f. Audit Service's compliance with the Institute of Internal Auditors Professional Practices Framework.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

   26. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

   27. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by Audit Services or the independent auditor.

   28. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

   29. Review policies and procedures regarding insider trading and review trading activities of the section 27 employee group and report findings to the Board of Directors.

   30. Review with the independent auditor and management any transaction or series of similar transactions to which the Company or a subsidiary of the Company was within the past year or is currently expected to be a party not previously made known to the Board involving more than $60,000, and with respect to which any of the following persons had or is expected to have a direct or indirect material interest:

       a. Any director or executive officer of the Company;

       b. Any nominee for election as a director;

       c. Any stockholder who is known to the Company to own of record or beneficially more than five percent of any class of the Company's voting stock; and

       d. Any member of the immediate family of any of the foregoing persons.

   31. Report to the Board of Directors any transaction described in (30) above determined by the Audit Committee to be unfair to the Company.

LIMITATIONS
     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the independent auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulation and the Company's internal policies.

DEFINITIONS

   1. The Company's ACCOUNTING AND FINANCIAL REPORTING PRACTICES is defined as a system of creating and issuing financial information for the benefit of directors, management, regulatory agencies, creditors, investors and other interested parties. This information includes, but is not limited to, past results of operations, current financial condition and future plans and prospects.

   2. The INTERNAL CONTROL STRUCTURE is defined as the framework of policies and procedures established by management to provide reasonable assurance that the Company's financial and non-financial goals are met.

      An effective internal control structure provides for:

      o Reliable information.

      o Compliance with policies, procedures, laws, and regulations.

      o Safeguarding of assets.

      o Economical and efficient use of resources.

      o Accomplishment of established objectives.

                           FBL FINANCIAL GROUP, INC.
                        AUDIT COMMITTEE MEETING AGENDA

--------------------------------------------------------------------------------- ------- -------- -------- --------
                                                                                   Mar      May      Aug      Nov
--------------------------------------------------------------------------------- ------- -------- -------- --------
AUDIT COMMITTEE
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Minutes of previous meeting                                                    X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Audit Committee Charter                                                        X
--------------------------------------------------------------------------------- ------- -------- -------- --------

--------------------------------------------------------------------------------- ------- -------- -------- --------
     Monitor complaints received                                                    X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Recommend policy for hiring employees of independent auditor                                     X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Approve permitted non-audit services provided by independent auditor                    As Required
--------------------------------------------------------------------------------- ----------------------------------
     Executive session of committee members                                                  As required
--------------------------------------------------------------------------------- ----------------------------------
     Report committee actions to the Board of Directors                                      As required
--------------------------------------------------------------------------------- ----------------------------------
CHIEF FINANCIAL OFFICER
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Update management overview of financial results for the quarter and/or year    X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Update discussion of Quarterly Financial Results and review Form 10-Q,                  X           X     X
     Quarterly Public Filing
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Draft of Form 10-K, Annual Public Filing                                       X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Status of reserves and estimates                                                        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Current accounting and financial reporting matters                             X        As required
--------------------------------------------------------------------------------- ------- --------------------------
     Financial Statements and Annual Report                                                  X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Discuss material financial risk exposures                                      X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Material interest transactions greater than $60,000                            X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Other Matters                                                                  X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Executive session with management                                              X        As required
--------------------------------------------------------------------------------- ------- --------------------------
AUDIT SERVICES VICE PRESIDENT
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Audit Services Charter                                                         X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Compliance with Standards for the Professional Practice of Internal            X
     Auditing
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Scope of the Annual Audit Plan                                                 X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Audit Services Budget                                                          X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Coordination with independent auditor                                                   X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Executive Officer perquisites and expenses                                                       X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Summary of significant findings                                                X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Executive session with Audit Services Vice President                           X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
INDEPENDENT AUDITOR
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Report on quarterly findings and SAS 61 discussion                                      X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Report on annual financial statements and SAS 61 discussion                    X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Appointment of independent auditor                                             X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Scope of independent auditor's audit plan                                                        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Review senior independent auditor members qualifications                                         X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Review independent auditor quality control procedures                                            X
--------------------------------------------------------------------------------- ------- -------- -------- --------

--------------------------------------------------------------------------------- ------- -------- -------- --------
     Review written statement delineating all relationships between the auditor     X
     and the Company
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Independent auditor's auditing and consulting fees                             X
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Independent auditor's report on internal control weaknesses and                                  X
     recommendations
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Executive session with independent auditor                                     X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------

--------------------------------------------------------------------------------- ------- -------- -------- --------
CORPORATE COUNSEL
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Review insider trading policies and procedures                                 X        X        X        X
--------------------------------------------------------------------------------- ------- -------- -------- --------
OTHER MEMBERS OF MANAGEMENT
--------------------------------------------------------------------------------- ------- -------- -------- --------
     Legal matters                                                                           As required
--------------------------------------------------------------------------------- ----------------------------------
     Tax matters                                                                             As required
--------------------------------------------------------------------------------- ----------------------------------
     Information system matters                                                              As required
--------------------------------------------------------------------------------- ----------------------------------
     Regulatory matters                                                                      As required
--------------------------------------------------------------------------------- ----------------------------------

The Audit Committee holds quarterly meetings to discuss the financial results pursuant to items eight and nine of the Charter. These quarterly meetings are generally scheduled the day of, but prior to, the release of the financial results to the public.

----------------------------------------------------------------------------------- -------- ------- -------- --------
                                                                                      1st     2nd      3rd      4th
----------------------------------------------------------------------------------- -------- ------- -------- --------
QUARTERLY CONFERENCE CALL MEETINGS
----------------------------------------------------------------------------------- -------- ------- -------- --------
     Overview of quarter's financial results                                           X       X        X        X
----------------------------------------------------------------------------------- -------- ------- -------- --------
     Review quarterly CEO/CFO certification                                            X       X        X        X
----------------------------------------------------------------------------------- -------- ------- -------- --------
     Comments on independent auditor quarterly review                                          X        X        X
----------------------------------------------------------------------------------- -------- ------- -------- --------
     Comments on independent auditor year end audit                                    X
----------------------------------------------------------------------------------- -------- ------- -------- --------
     Update independent auditor required communications                                X       X        X        X
----------------------------------------------------------------------------------- -------- ------- -------- --------
     Review proposed Audit Committee Charter revisions                                 X
----------------------------------------------------------------------------------- -------- -------- ------- --------
     Current accounting and financial reporting matters                                      As Required
----------------------------------------------------------------------------------- ----------------------------------
     Other Matters                                                                           As Required
----------------------------------------------------------------------------------- ----------------------------------

                            FBL FINANCIAL GROUP, INC.


                                                                  March 21, 2003


Dear Shareholder,

The annual meeting of Shareholders of FBL Financial Group, Inc. will be held at the principal executive offices of the Corporation at 5400 University Avenue, West Des Moines, Iowa at 9:00 a.m. on Wednesday, May 14, 2003. At the meeting Class A Shareholders will elect three directors, Class B Shareholders will elect 18 directors, and the shareholders will act on proposals to amend the 1996 Class A Common Stock Compensation Plan, to amend the Articles of Incorporation and to ratify the selection of Ernst & Young LLP as independent auditors.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.



--------------------------------------------------------------------------------


                                                                           PROXY
--------------------------------------------------------------------------------
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.



The undersigned Class A shareholder of FBL Financial Group, Inc., an Iowa corporation, appoints Craig A. Lang and William J. Oddy, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the principal executive offices of the Corporation at 5400 University Avenue, West Des Moines, Iowa, on May 14, 2003, at 9:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                             \ PLEASE DETATCH HERE /

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.
1. Election of            01 Jerry L. Chicoine     03 John E. Walker            [ ] Vote FOR all nominees     [ ] Vote WITHHELD
   CLASS A Directors:     02 John W. Creer                                          (except as marked)            from all nominees

                                                                                 --------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,         |                                                  |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        |                                                  |
                                                                                 --------------------------------------------------

2. Proposal to amend Section 11 of the 1996 Class A Common Stock Compensation
   Plan by increasing the options granted to non-employee directors from 1,000
   per year to 4,000 per year.                                                  [ ] For           [ ] Against           [ ] Abstain

3. Proposal to amend the Articles of Incorporation to conform the indemnification provisions for directors to recent changes in the Iowa
   Business Corporation Act.                                                    [ ] For           [ ] Against           [ ] Abstain

4. Proposal to ratify the appointment of Ernst & Young LLP as independent
   auditors for the Company.                                                    [ ] For           [ ] Against           [ ] Abstain

5. On any other matter that may be submitted to a vote of shareholders. (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY
   PROMPTLY)

THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS
PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

Address Change? Mark Box [ ]   Indicate changes below:

                                                                                    Date __________________________________________

                                                                                 --------------------------------------------------
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                 --------------------------------------------------

                                                                                Signature in Box
                                                                                Please sign name or names as appearing on this
                                                                                proxy. If signing as a representative, please
                                                                                indicate capacity.